Exhibit 99.1
Genpact Reports Second Quarter 2022 Results
Total revenue of $1.089 billion, Up 10% (12% on a constant currency basis)1,2
Data-Tech-AI services revenue of $489 million, Up 20% (22% on a constant currency basis) 1,2
Digital Operations services revenue of $601 million, Up 3% (5% on a constant currency basis)1
Diluted EPS of $0.38, Down 28%; Adjusted Diluted EPS3 of $0.70, Up 6%
NEW YORK, August 4, 2022 — Genpact Limited (NYSE: G), a global professional services firm focused on delivering digital transformation, today announced financial results for the second quarter ended June 30, 2022.

“We are pleased that the momentum we saw coming out of 2021 has continued through the first half of the year. As we had expected, strong demand for our Data-Tech-AI services was the primary driver of our 12% constant currency year-over-year top line growth for the quarter, while Digital Operations services delivered steady performance,” said “Tiger” Tyagarajan, Genpact’s president and CEO. “Our priority accounts grew 17% and represented 65% of total revenue. In a challenging macro environment, we expanded our adjusted operating income margin 190 basis points sequentially on the back of several strategic actions that align to our long-term plan and build agility for the future.”

Key Financial Highlights – Second Quarter 2022
•Total revenue was $1.089 billion, up 10% year-over-year (12% on a constant currency basis).1,2
•Revenue from Data-Tech-AI services was $489 million, up 20% year-over-year (22% on a constant currency basis),1,2 representing 45% of total revenue.
•Revenue from Digital Operations services was $601 million, up 3% year-over-year (5% on a constant currency basis),1 representing 55% of total revenue.
•Net income was $72 million, down 30% year-over-year, with a corresponding margin of 6.6%.
•Income from operations was $110 million, down 20% year-over-year, with a corresponding margin of 10.1%. Adjusted income from operations was $183 million, up 3% year-over-year, with a corresponding margin of 16.9%.4,5
•Diluted earnings per share was $0.38, down 28% year-over-year, and adjusted diluted earnings per share3 was $0.70, up 6% year-over-year.
•Income from operations and diluted earnings per share include a $39 million restructuring charge related to lease impairment charges and employee severance costs as well as a $7 million loss related to a business designated as held for sale. These items are excluded from adjusted income from operations4 and adjusted diluted earnings per share.3
•Cash generated from operations was $102 million, compared to $161 million in the second quarter of 2021.
•Genpact repurchased approximately 1.8 million of its common shares during the quarter for total consideration of approximately $76 million at an average price per share of $42.00.
1 Revenue growth on a constant currency basis is a non-GAAP measure and is calculated by restating current-period activity using the prior fiscal period’s foreign currency exchange rates adjusted for hedging gains/losses in such period.
2 Total revenue and revenue from Data-Tech-AI includes $5 million of revenue associated with a business designated as held for sale.
3 Adjusted diluted earnings per share is a non-GAAP measure. A reconciliation of GAAP diluted earnings per share to adjusted diluted earnings per share is attached to this release.
4 Adjusted income from operations and adjusted income from operations margin are non-GAAP measures. Reconciliations of each of GAAP income from operations and GAAP net income to adjusted income from operations and GAAP income from operations margin and GAAP net income margin to adjusted income from operations margin are attached to this release.
5 Adjusted income from operations margin is derived by adjusting total revenue to exclude $5 million of revenue associated with a business designated as held for sale.

Full Year 2022 Outlook

Genpact now expects:
•Total revenue in the range of $4.32 billion to $4.37 billion, up 7.5% to 9.0%, or 9.5% to 11.0% on a constant currency basis,1 compared to the prior full-year outlook in the range of $4.325 billion to $4.4 billion, up 8.0% to 9.0%, or 9.0% to 11.0% on a constant currency basis.1 This full-year revenue outlook now assumes an additional adverse impact of $21 million from foreign currency (at current exchange rates) compared to the prior outlook and includes expected full-year revenue of approximately $28 million associated with a business designated as held for sale.
•Adjusted income from operations margin6 at the high end of the prior outlook of 16.0% to 16.5%.
•Adjusted diluted EPS7 in the range of $2.68 to $2.74, compared to the prior outlook in the range of $2.60 to $2.76.
Conference Call to Discuss Financial Results
Genpact’s management will host an hour-long conference call beginning at 4:30 p.m. ET on August 4, 2022 to discuss the company’s performance for the second quarter ended June 30, 2022. Those who wish to participate can register here to receive a dial-in number and unique PIN to access the call seamlessly. It is recommended callers join 10 minutes prior to the start of the event (although you may register and dial in at any time during the call). A live webcast of the call will also be made available on the Genpact Investor Relations website at https://www.genpact.com/investors. For those who cannot join the call live, a replay will be archived on the Genpact website after the end of the call. A transcript of the call will also be made available on the website.

6 Adjusted income from operations margin is a non-GAAP measure. A reconciliation of the outlook for each of GAAP income from operations margin and GAAP net income margin to adjusted income from operations margin is attached to this release.
7 Adjusted diluted earnings per share is a non-GAAP measure. A reconciliation of the outlook for GAAP diluted earnings per share to adjusted diluted earnings per share is attached to this release.

About Genpact
Genpact (NYSE: G) is a global professional services firm that makes business transformation real. Led by our purpose -- the relentless pursuit of a world that works better for people -- we drive digital-led innovation and digitally enabled intelligent operations for our clients. Guided by our experience reinventing and running thousands of processes for hundreds of clients, many of them Global Fortune 500 companies, we drive real-world transformation at scale. We think with design, dream in digital, and solve problems with data and analytics. Combining our expertise in end-to-end operations and our AI-based platform, Genpact Cora, we focus on the details – all 100,000+ of us. From New York to New Delhi, and more than 30 countries in between, we connect every dot, reimagine every process, and reinvent the ways companies work. We know that reimagining each step from start to finish creates better business outcomes. Whatever it is, we’ll be there with you – accelerating digital transformation to create bold, lasting results – because transformation happens here.
Safe Harbor
This press release contains certain statements concerning our future growth prospects, including our outlook for 2022, financial results and other forward-looking statements, as defined in the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those in such forward-looking statements. These risks, uncertainties, and other factors include but are not limited to the impact of the invasion of Ukraine by Russia and the related sanctions and other measures being implemented or imposed in response thereto, as well as any potential expansion or escalation of the conflict or its economic disruption beyond its current scope, general inflationary pressures and our ability to share increased costs with our clients, wage increases in locations in which we have operations, our ability to attract and retain skilled professionals, our ability to effectively price our services and maintain pricing and employee utilization rates, the impact of the COVID-19 pandemic on our business and on our employees, clients, partners and suppliers, a slowdown in the economies and sectors in which our clients operate, a slowdown in the business process outsourcing or information technology services sectors, our ability to develop and successfully execute our business strategies, the risks and uncertainties arising from our past and future acquisitions, our ability to convert bookings to revenues, our ability to manage growth, factors which may impact our cost advantage, changes in tax rates and tax legislation and other laws and regulations, risks and uncertainties regarding fluctuations in our earnings, foreign currency fluctuations, general economic conditions affecting our industry, political, economic or business conditions in countries in which we operate, including the withdrawal of the United Kingdom from the European Union, commonly known as Brexit, as well as other risks detailed in our reports filed with the U.S. Securities and Exchange Commission, including Genpact's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. These filings are available at www.sec.gov. Genpact may from time to time make additional written and oral forward-looking statements, including statements contained in our filings with the Securities and Exchange Commission and our reports to shareholders. Although Genpact believes that these forward-looking statements are based on reasonable assumptions, you are cautioned not to put undue reliance on these forward-looking statements, which reflect management's current analysis of future events and should not be relied upon as representing management's expectations or beliefs as of any date subsequent to the time they are made. Genpact undertakes no obligation to update any forward-looking statements that may be made from time to time by or on behalf of Genpact.
Contacts

Investors	Roger Sachs, CFA
+1 (203) 808-6725
roger.sachs@genpact.com

Media	Siya Belliappa
+1 (718) 561-9843
siya.belliappa@genpact.com

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Balance Sheets
(Unaudited)
(In thousands, except per share data and share count)

	As of December 31, 2021	As of June 30, 2022
Assets
Current assets
Cash and cash equivalents	$899,458	$460,376
Accounts receivable, net of allowance for credit losses of $24,329 and $22,336 as of December 31, 2021 and June 30, 2022, respectively	887,742	1,014,285
Prepaid expenses and other current assets	134,441	195,281
Assets of business held for sale	—	49,358
Total current assets	$1,921,641	$1,719,300

Property, plant and equipment, net	215,089	189,070
Operating lease right-of-use assets	270,603	208,123
Deferred tax assets	106,322	102,761
Intangible assets, net	169,635	113,574
Goodwill	1,731,027	1,687,147
Contract cost assets	238,794	227,587
Other assets, net of allowance for credit losses of $3,711 and $2,872 as of December 31, 2021 and June 30, 2022, respectively	322,158	292,818
Total assets	$4,975,269	$4,540,380

Liabilities and equity
Current liabilities
Short-term borrowings	$—	$250,000
Current portion of long-term debt	383,433	33,577
Accounts payable	24,984	26,964
Income taxes payable	47,353	76,018
Accrued expenses and other current liabilities	791,440	640,744
Operating leases liability	61,591	54,047
Liabilities of business held for sale	—	9,939
Total current liabilities	$1,308,801	$1,091,289

Long-term debt, less current portion	1,272,476	1,256,270
Operating leases liability	247,707	204,609
Deferred tax liabilities	3,942	3,687
Other liabilities	245,210	234,087
Total liabilities	$3,078,136	$2,789,942

Shareholders' equity
Preferred shares, $0.01 par value, 250,000,000 authorized, none issued	—	—
Common shares, $0.01 par value, 500,000,000 authorized, 185,336,357 and 183,483,736 issued and outstanding as of December 31, 2021 and June 30, 2022, respectively	1,847	1,830
Additional paid-in capital	1,717,165	1,716,895
Retained earnings	732,474	702,219
Accumulated other comprehensive income (loss)	(554,353)	(670,506)
Total equity	$1,897,133	$1,750,438

Total liabilities and equity	$4,975,269	$4,540,380

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Statements of Income
(Unaudited)
(In thousands, except per share data and share count)

	Three months ended June 30,		Six months ended June 30,
	2021	2022	2021	2022
Net revenues	$988,126	$1,089,147	$1,934,197	$2,157,590
Cost of revenue	632,982	714,256	1,233,910	1,400,218
Gross profit	$355,144	$374,891	$700,287	$757,372
Operating expenses:
Selling, general and administrative expenses	204,168	233,096	404,900	470,392
Amortization of acquired intangible assets	14,550	10,895	30,726	22,201
Other operating (income) expense, net	(477)	21,217	(124)	21,220
Income from operations	$136,903	$109,683	$264,785	$243,559
Foreign exchange gains (losses), net	5,503	1,142	8,796	5,445
Interest income (expense), net	(13,091)	(11,204)	(25,433)	(23,292)
Other income (expense), net	6,094	(4,258)	7,486	(4,667)
Income before income tax expense	$135,409	$95,363	$255,634	$221,045
Income tax expense	32,705	23,693	61,657	53,196
Net income	$102,704	$71,670	$193,977	$167,849
Earnings per common share
Basic	$0.55	$0.39	$1.03	$0.91
Diluted	$0.53	$0.38	$1.01	$0.89
Weighted average number of common shares used in computing earnings per common share
Basic	187,329,564	184,418,350	187,989,838	185,028,063
Diluted	192,282,570	187,865,653	192,747,914	188,712,029

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Six Months ended June 30,
	2021	2022
Operating activities
Net income	$193,977	$167,849
Adjustments to reconcile net income to net cash (used for)/ provided by operating activities:
Depreciation and amortization	55,824	47,869
Amortization of debt issuance costs	1,260	1,256
Amortization of acquired intangible assets	30,726	22,201
Write-down of intangible assets and property, plant and equipment	915	1,377
Allowance for credit losses	2,208	482
Unrealized gain on revaluation of foreign currency asset/liability	(5,614)	(3,685)
Stock-based compensation expense	37,119	35,692
Deferred tax expense (benefit)	(2,792)	552
Write-down of operating right-of-use assets and other assets	—	20,307
Others, net	346	321
Change in operating assets and liabilities:
Increase in accounts receivable	(40,746)	(139,653)
(Increase) decrease in prepaid expenses, other current assets, contract cost assets, operating lease right-of-use assets and other assets	11,055	(28,935)
Increase in accounts payable	11,365	5,246
Decrease in accrued expenses, other current liabilities, operating lease liabilities and other liabilities	(102,273)	(171,405)
Increase in income taxes payable	44,395	28,578
Net cash (used for)/ provided by operating activities	$237,765	$(11,948)
Investing activities
Purchase of property, plant and equipment	(19,305)	(26,943)
Payment for internally generated intangible assets (including intangibles under development)	(3,775)	(2,126)
Proceeds from sale of property, plant and equipment	690	43
Payment for business acquisitions, net of cash acquired	(6,613)	—
Net cash used for investing activities	$(29,003)	$(29,026)
Financing activities
Repayment of finance lease obligations	(5,739)	(6,018)
Payment of debt issuance costs	(2,053)	—
Proceeds from long-term debt	350,000	—
Repayment of long-term debt	(17,000)	(367,000)
Proceeds from short-term borrowings	—	250,000
Repayment of short-term borrowings	(250,000)	—
Proceeds from issuance of common shares under stock-based compensation plans	14,757	8,446
Payment for net settlement of stock-based awards	(30,401)	(44,521)
Payment of earn-out consideration	(2,556)	—
Dividend paid	(40,248)	(46,069)
Payment for stock repurchased and retired (including expenses related to stock repurchase)	(147,224)	(152,069)
Net cash used for financing activities	$(130,464)	$(357,231)
Effect of exchange rate changes	(6,158)	(40,877)
Net increase /(decrease) in cash and cash equivalents	78,298	(398,205)
Cash and cash equivalents at the beginning of the period	680,440	899,458
Cash and cash equivalents at the end of the period	$752,580	$460,376
Supplementary information
Cash paid during the period for interest	$21,522	$23,168
Cash paid during the period for income taxes, net of refund	$40,643	$78,592

Non-GAAP Financial Measures

To supplement the consolidated financial statements presented in accordance with GAAP, this press release includes the following non-GAAP financial measures:

•Adjusted income from operations;
•Adjusted income from operations margin;
•Adjusted diluted earnings per share; and
•Revenue growth on a constant currency basis.

These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. Accordingly, these non-GAAP financial measures, the financial statements prepared in accordance with GAAP and the reconciliations of Genpact’s GAAP financial statements to such non-GAAP financial measures should be carefully evaluated.

Prior to July 2012, Genpact’s management used financial statements that excluded significant acquisition-related expenses, amortization of related acquired intangibles, and amortization of acquired intangibles recorded at the company’s formation in 2004 for its internal management reporting, budgeting and decision-making purposes, including comparing Genpact’s operating results to that of its competitors. However, considering Genpact’s acquisitions of varying scale and size, and the difficulty in predicting expenses relating to acquisitions and the amortization of acquired intangibles thereof, since July 2012 Genpact’s management has used financial statements that exclude all acquisition-related expenses and amortization of acquired intangibles for its internal management reporting, budgeting and decision-making purposes, including comparing Genpact’s operating results to those of its competitors. For the same reasons, since April 2016 Genpact’s management has excluded the impairment of acquired intangible assets from the financial statements it uses for internal management purposes. Acquisition-related expenses are excluded in the period in which an acquisition is consummated. Genpact’s management also uses financial statements that exclude stock-based compensation expense. Because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use when adopting ASC 718 “Compensation-Stock Compensation,” Genpact’s management believes that providing non-GAAP financial measures that exclude such expenses allows investors to make additional comparisons between Genpact’s operating results and those of other companies.

During the second quarter of 2022, Genpact (a) initiated restructuring measures and, as a result, recorded a charge related to i) right-of-use lease assets and other assets related to certain abandoned leased office properties and ii) employee severance costs resulting from a focused reduction in Genpact's workforce and (b) approved a plan to divest a business that is no longer deemed strategic. Given the specialized nature of this business, we anticipate completing a transaction over the next twelve months, and therefore, we have classified the revenues and expenses related to this business as held for sale. Genpact's management believes that excluding such restructuring charges and the revenues and expenses attributable to the business held for sale in calculating its non-GAAP financial measures provides useful information to both management and investors regarding the Company's financial performance and underlying business trends. Additionally, in its calculations of non-GAAP financial measures, Genpact’s management has adjusted foreign exchange gains and losses, interest income and expense and income tax expenses from GAAP net income, and other income and expenses, and certain gains, losses and impairment charges attributable to equity-method investments from GAAP income from operations, because management believes that the Company’s results after taking into account these adjustments more accurately reflect the Company’s ongoing operations. In its calculations of adjusted diluted earnings per share, Genpact’s management adds back adjusted stock-based compensation expense, amortization and impairment of acquired intangible assets, acquisition-related expenses and the related tax impact of such adjustments from GAAP diluted earnings per share. For the purpose of calculating adjusted diluted earnings per share, the combined current and deferred tax effect is determined by multiplying each pre-tax adjustment by the applicable statutory income tax rate.

Genpact’s management provides information about revenues on a constant currency basis so that the revenues may be viewed without the impact of foreign currency exchange rate fluctuations compared to prior fiscal periods, thereby facilitating period-to-period comparisons of the Company’s true business performance. Revenue growth on a constant currency basis is calculated by restating current-period activity using the prior fiscal period’s foreign currency exchange rates adjusted for hedging gains/losses in such period.

Accordingly, Genpact believes that the presentation of adjusted income from operations, adjusted income from operations margin, adjusted diluted earnings per share and revenue growth on a constant currency basis, when read in conjunction with the Company’s reported results, can provide useful supplemental information to investors and management regarding financial and business trends relating to its financial condition and results of operations.

A limitation of using adjusted income from operations and adjusted income from operations margin versus income from operations, income from operations margin, net income and net income margin calculated in accordance with GAAP is that these non-GAAP financial measures exclude certain recurring costs and certain other charges, namely stock-based compensation expense and amortization and impairment of acquired intangible assets. Management compensates for this limitation by providing specific information on the GAAP amounts excluded from adjusted income from operations and adjusted income from operations margin.

The following tables show the reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measures for the three months and six months ended June 30, 2021 and 2022:
Reconciliation of Net Income/Margin to Adjusted Income from Operations/Margin
(In thousands)

	Three months ended June 30,		Six months ended June 30,
	2021	2022	2021	2022
Net income	$102,704	$71,670	$193,977	$167,849
Foreign exchange (gains) losses, net	(5,503)	(1,142)	(8,796)	(5,445)
Interest (income) expense, net	13,091	11,204	25,433	23,292
Income tax expense	32,705	23,693	61,657	53,196
Stock-based compensation expense	19,689	20,442	37,119	35,692
Amortization and impairment of acquired intangible assets	14,337	10,891	30,289	22,193
Restructuring expenses	—	38,815	—	38,815
Loss relating to business held for sale	—	7,222	—	7,222
Adjusted income from operations	$177,023	$182,795	$339,679	$342,814
Net income margin	10.4%	6.6%	10.0%	7.8%
Adjusted income from operations margin	17.9%	16.9%	17.6%	15.9%

Reconciliation of Income from Operations/Margin to Adjusted Income from Operations/Margin
(In thousands)

	Three months ended June 30,		Six months ended June 30,
	2021	2022	2021	2022
Income from operations	$136,903	$109,683	$264,785	$243,559
Stock-based compensation expense	19,689	20,442	37,119	35,692
Amortization and impairment of acquired intangible assets	14,337	10,891	30,289	22,193
Other income (expense), net	6,094	(4,258)	7,486	(4,667)
Restructuring expenses	—	38,815	—	38,815
Loss relating to business held for sale	—	7,222	—	7,222
Adjusted income from operations	$177,023	$182,795	$339,679	$342,814
Income from operations margin	13.9%	10.1%	13.7%	11.3%
Adjusted income from operations margin	17.9%	16.9%	17.6%	15.9%

Reconciliation of Diluted EPS to Adjusted Diluted EPS8
(Per share data)

	Three months ended June 30,		Six months ended June 30,
	2021	2022	2021	2022
Diluted EPS	$0.53	$0.38	$1.01	$0.89
Stock-based compensation expense	0.10	0.11	0.19	0.19
Amortization and impairment of acquired intangible assets	0.07	0.06	0.16	0.12
Restructuring expenses	—	0.21	—	0.21
Loss relating to business held for sale	—	0.04	—	0.04
Tax impact on stock-based compensation expense	(0.03)	(0.02)	(0.06)	(0.06)
Tax impact on amortization and impairment of acquired intangible assets	(0.02)	(0.01)	(0.04)	(0.03)
Tax impact on restructuring expenses	—	(0.05)	—	(0.05)
Tax impact on loss relating to business held for sale	—	(0.01)	—	(0.01)
Adjusted diluted EPS	$0.66	$0.70	$1.26	$1.30

8 Due to rounding, the numbers presented in this table may not add up precisely to the totals provided.

The following tables show the reconciliation of forward-looking non-GAAP financial measures to the most directly comparable GAAP measures for the year ending December 31, 2022:

Reconciliation of Outlook for Net Income Margin to Adjusted Income from Operations Margin9

Year ending December 31, 2022
Net income margin	8.7%
Estimated foreign exchange (gains) losses, net	(0.1)%
Estimated interest (income) expense, net	1.0%
Estimated income tax expense	2.7%
Estimated stock-based compensation expense	1.8%
Estimated amortization and impairment of acquired intangible assets	1.0%
Estimated restructuring expense	0.9%
Estimated loss relating to business held for sale	0.5%
Adjusted income from operations margin	16.5%

Reconciliation of Outlook for Income from Operations Margin to Adjusted Income from
Operations Margin9

Year ending December 31, 2022
Income from operations margin	12.4%
Estimated stock-based compensation expense	1.8%
Estimated amortization and impairment of acquired intangible assets	1.0%
Estimated other income (expense), net	(0.1)%
Estimated restructuring expense	0.9%
Estimated loss relating to business held for sale	0.5%
Adjusted income from operations margin	16.5%

Reconciliation of Outlook for Diluted EPS to Adjusted Diluted EPS9
(Per share data)

	Year ending December 31, 2022
	Lower	Upper
Diluted EPS	$1.97	$2.03
Estimated stock-based compensation expense	0.42	0.42
Estimated amortization and impairment of acquired intangible assets	0.23	0.23
Estimated restructuring expense	0.21	0.21
Estimated loss relating to business held for sale	0.10	0.10
Estimated tax impact on stock-based compensation expense	(0.12)	(0.12)
Estimated tax impact on amortization and impairment of acquired intangible assets	(0.06)	(0.06)
Estimated tax impact on restructuring expense	(0.05)	(0.05)
Estimated tax impact on loss relating to business held for sale	(0.03)	(0.03)
Adjusted diluted EPS	$2.68	$2.74

9 Due to rounding, the numbers presented in this table may not add up precisely to the totals provided.

Disaggregation of revenue by nature of service

Three months ended
(In thousands)
	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021	March 31, 2022	June 30, 2022
Data-Tech-AI	$340,028	$333,270	$350,905	$359,757	$373,241	$406,462	$428,809	$483,782	$466,746	$488,543
Digital Operations	$583,163	$566,824	$584,619	$590,811	$572,830	$581,663	$586,929	$588,495	$601,697	$600,604
Total	$923,191	$900,094	$935,524	$950,568	$946,071	$988,125	$1,015,738	$1,072,277	$1,068,443	$1,089,147